Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation Declares First-Quarter Dividend

STAMFORD, Conn., February 21, 2013 – Frontier Communications Corporation (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.10 per share of common stock, payable on March 29, 2013 to holders of record of common stock at the close of business on March 8, 2013.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 14,700 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Robert W. Starr	Brigid Smith
Senior Vice President and Treasurer	AVP, Corp. Comm.
(203) 614-5708	(203) 614-5042
robert.starr@ftr.com	brigid.smith@ftr.com

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